As filed with the Securities and Exchange Commission on June 3, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FTI Consulting, Inc.

(Exact name of registrant as specified in its charter)

Maryland	52-1261113
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777 South Flagler Drive, Suite 1500 West Tower, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

THE FTI CONSULTING, INC.

2009 OMNIBUS INCENTIVE COMPENSATION PLAN

(AMENDED AND RESTATED EFFECTIVE AS OF JUNE 2, 2010)

(f/k/a THE FTI CONSULTING, INC. DEFERRED COMPENSATION PLAN FOR KEY EMPLOYEES AND

NON-EMPLOYEE DIRECTORS)

(Full title of the plan)

Eric B. Miller

Executive Vice President, General Counsel and Chief Ethics Officer

FTI Consulting, Inc.

500 East Pratt Street, Suite 1400

Baltimore, Maryland 21202

(410) 591-4800

(Name and Address, including Zip Code, and

Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	4,500,000 Shares	$40.015	$180,067,500	$12,838.81

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock as may be issuable pursuant to the anti-dilution provisions of The FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan (Amended and Restated Effective as of June 2, 2010) as a result of stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Calculated solely for the purpose of determining the registration fee in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on May 27, 2010.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by FTI Consulting, Inc., a Maryland corporation (the “Company” or the “Registrant”), to register an additional 4,500,000 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), issuable under The FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan (amended and restated effective as of June 2, 2010) (f/k/a The FTI Consulting, Inc. Inc Deferred Compensation Plan for Key Employees and Non-Employee Directors (the “Plan”). On March 31, 2010, the Board of Directors adopted, subject to the requisite stockholders’ approval, an amendment (the “Amendment”) to the Plan to increase by 4,500,000 shares the number of shares of Common Stock that may be issued under the Plan. On June 2, 2010, the Amendment was approved by the stockholders of the Registrant at its Annual Meeting of Stockholders. In accordance with General Instruction E to Form S-8, the contents of the Company’s Registration Statement on Form S-8 registering 1,500,000 shares of Common Stock issuable under the Plan previously filed with the Securities and Exchange Commission (the “SEC”) on June 6, 2006 (SEC File No. 333-134790) are hereby incorporated by reference herein, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed by the Company with the SEC are incorporated herein by reference (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on February 26, 2010;

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed with the SEC on May 6, 2010;

(3)	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 27, 2010, March 26, 2010 and March 29, 2010 and the Item 2.05 disclosure included in the Registrant’s Current Report on Form 8-K filed with the SEC on March 3, 2010;

(4)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as filed with the SEC on April 30, 1996, and all amendments or reports filed for the purpose of updating such description; and

(5)	All of the other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act filed with the SEC since the year ended December 31, 2009.

All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules shall not be deemed incorporated by reference in this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

Eric B. Miller, Executive Vice President, General Counsel and Chief Ethics Officer of the Registrant, is passing on certain legal matters regarding the shares of Common Stock being registered pursuant to this Registration Statement. Mr. Miller is a full-time employee of the Registrant, owns shares of Common Stock of the Registrant, and is eligible to participate in various stock-based employee benefit plans, including the Plan.

Item 8.	Exhibits.

The exhibits listed in the Exhibit Index appearing on page 5 are filed herewith or are incorporated by reference to other filings.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on this 2nd day of June, 2010.

FTI CONSULTING, INC.

By:	/S/ JACK B. DUNN, IV
Jack B. Dunn, IV
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS that Jack B. Dunn, IV and Eric B. Miller have been appointed the true and lawful attorneys-in-fact and agents of the persons identified below, with full power of substitution and resubstitution, for him or in his name, place and stead, in any and all capacities to sign any and all amendments, supplements or post-effective amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, or either one of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/S/ DENNIS J. SHAUGHNESSY	Chairman of the Board	June 2, 2010
Dennis J. Shaughnessy

/S/ JACK B. DUNN, IV	Chief Executive Officer and	June 2, 2010
Jack B. Dunn, IV	President and Director (Principal Executive Officer)

/S/ DAVID G. BANNISTER	Executive Vice President and	June 2, 2010
David G. Bannister	Chief Financial Officer (Principal Financial Officer)

/S/ CATHERINE M. FREEMAN	Senior Vice President, Controller	June 2, 2010
Catherine M. Freeman	and Chief Accounting Officer (Principal Accounting Officer)

/S/ BRENDA J. BACON	Director	June 2, 2010
Brenda J. Bacon

/S/ MARK H. BEREY	Director	June 2, 2010
Mark H. Berey

/S/ DENIS J. CALLAGHAN	Director	June 2, 2010
Denis J. Callaghan

/S/ JAMES W. CROWNOVER	Director	June 2, 2010
James W. Crownover

/S/ GERARD E. HOLTHAUS	Director	June 2, 2010
Gerard E. Holthaus

/S/ MATTHEW F. MCHUGH	Director	June 2, 2010
Matthew F. McHugh

/S/ GEORGE P. STAMAS	Director	June 2, 2010
George P. Stamas

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Articles of Incorporation of FTI Consulting, Inc., as amended and restated. (Filed with the SEC on May 23, 2003 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated May 21, 2003 and incorporated herein by reference.)

4.2	By-laws of FTI Consulting, Inc., as amended and restated through September 17, 2004. (Filed with the SEC on November 9, 2004 as an exhibit to FTI Consulting, Inc.’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 and incorporated herein by reference.)

4.3	Amendment No. 6 to By-Laws of FTI Consulting, Inc. dated December 18, 2008. (Filed with the SEC on December 22, 2008 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated December 18, 2008 and incorporated herein by reference.)

4.4	Amendment No. 7 to the By-Laws of FTI Consulting, Inc. dated February 25, 2009. (Filed with the SEC on March 3, 2009 as an exhibit to FTI Consulting, Inc.’s Current Report on Form 8-K dated February 25, 2009 and incorporated herein by reference.)

5.1*	Opinion of In-House General Counsel of FTI Consulting, Inc.

10.1‡	The FTI Consulting, Inc. 2009 Omnibus Incentive Compensation Plan (Amended and Restated as of June 2, 2010) (Filed as Appendix A to FTI Consulting, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 23, 2010 and incorporated herein by reference.)

23.1*	Consent of KPMG, LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of In-House General Counsel (set forth in his opinion filed herewith as Exhibit 5.1).

24.1	Powers of Attorney (included as part of the signature page to this Registration Statement).

‡	Compensation Plan
*	Filed herewith